Exhibit 99.2

LinkedIn

Today we announced that Patterson-UTI will merge with NexTier Oilfield Solutions. This creates an industry leading drilling and completions services provider that will have leadership positions in contract drilling, pressure pumping and directional drilling. We’re excited to deliver superior value to customers, employees, communities and shareholders.

We invite you to join our investor conference call this morning at 7:30 a.m. CT: https://ow.ly/Pl0A50OP4hk

Learn more about today’s announcement here: https://ow.ly/kFns50OP4hf

Facebook

Today we announced that Patterson-UTI will merge with NexTier Oilfield Solutions. This creates an industry leading drilling and completions services provider that will have leadership positions in contract drilling, pressure pumping and directional drilling. We’re excited to deliver superior value to customers, employees, communities and shareholders.

We invite you to join our investor conference call this morning at 7:30 a.m. CT: https://ow.ly/MImc50OP4hl

Learn more about today’s announcement here: https://ow.ly/30TK50OP4h7